Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form F-1 of D-Market Elektronik Hizmetler ve Ticaret A.Ş. of our report dated March 17, 2021 relating to the financial statements of D-Market Elektronik Hizmetler ve Ticaret A.Ş., which appears in this Amendment No. 1 to the Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Amendment No. 1 to the Registration Statement.

/s/ PwC Bağımsız Denetim ve

Serbest Muhasebeci Mali Müşavirlik A.Ş

Cenk Uslu

Partner

Istanbul, Turkey
June 17, 2021